Exhibit 10.2

Execution version

HONG KONG DEBENTURE
DATED 22 January 2021
between DIODES HONG KONG LIMITED as Borrower and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as Security Agent

49441527_8

contents

ClausePage

1.	Definitions and Interpretation1
2.	Creation of Security3
3.	Representations – General4
4.	Restrictions on dealings5
5.	Accounts5
6.	When Security becomes enforceable6
7.	Enforcement of Security6
8.	Receiver7
9.	Powers of Receiver8
10.	Application of proceeds9
11.	Expenses and indemnity9
12.	Delegation10
13.	Further assurances10
14.	Power of attorney11
15.	Preservation of Security11
16.	Miscellaneous13
17.	Release14
18.	Remedies and waivers14
19.	Notices14
20.	Calculations and certificates15
21.	Partial invalidity16
22.	Amendments and waivers16
23.	Confidentiality16
24.	Changes to the Parties16
25.	Counterparts16
26.	Governing Law16
27.	Enforcement16

Signatories27

THIS DEED is dated      22     January 2021 and made

BETWEEN:

(1)	DIODES HONG KONG LIMITED, a company incorporated under the laws of Hong Kong with company number 1168572 as borrower (the Borrower); and
(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as Security Agent (the Security Agent).

BACKGROUND:

(A)	The Borrower enters into this Deed in connection with the Facility Agreement (as defined below).
(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a Party (as defined below) may only execute this document under hand.

IT IS AGREED as follows:

1.	Definitions and Interpretation
1.1	Definitions

In this Deed:

Account has the meaning given in the Facility Agreement and includes:

(a)all of the Borrower’s claims, rights, remedies, powers of recovery and powers of enforcement in respect of the Account;
(b)all instruments, accounts, books, certificates, invoices, receipts and other incidental records which evidence the Account and any amendments or replacements of such documents;
(b)all monies and proceeds (including proceeds of sale) paid, payable or received in respect of the Account.

Facility Agreement means the US$100,000,000 Facility Agreement dated on or about the date of this Deed between, among others, the Borrower and the Security Agent.

Party means a party to this Deed.

Property Ordinance means the Conveyancing and Property Ordinance (Cap. 219 of the Laws of Hong Kong).

Receiver means a receiver and manager or (if the Security Agent so specifies in the relevant appointment) a receiver, in each case, appointed under this Deed.

Secured Liabilities means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to any Secured Party under or in connection with each Finance Document.

Security Asset means each asset of the Borrower which is, or is intended to be, subject to any Security created by this Deed.

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Security Period means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2	Construction
(a)

Capitalised terms defined in the Facility Agreement have the same meaning in this Deed, unless expressly defined in this Deed. In the event of any conflict or inconsistency between the definitions set out in the Facility Agreement and the definitions set out in this Deed, the definitions as set out in this Deed shall prevail for purposes of this Deed.

(b)

The provisions of clause 1.2 (Construction) of the Facility Agreement apply to this Deed as though they were set out in full in this Deed, except that references to the Facility Agreement or to the Finance Documents will be construed as references to this Deed.

(c)	Any reference in this Deed to:
(i)

any rights in respect of an asset include all amounts and proceeds paid or payable, all rights to make any demand or claim, and all powers, remedies, causes of action, security, guarantees and indemnities, in each case, in respect of or derived from that asset;

(ii)	the term this Security means any Security created by this Deed;
(iii)	assets include present and future properties, revenues and rights of every description; and
(iv)

an agreement, instrument or other document to which it is a party includes any agreement, instrument or other document issued in the relevant person's favour or of which it otherwise has the benefit (in whole or in part).

(d)	Any covenant of the Borrower under this Deed (other than a payment obligation) remains in force during the Security Period.
(e)

In the context of the rights, powers, privileges, discretions and immunities conferred on the Security Agent or a Receiver, references to charge or mortgage in any provision of the Property Ordinance shall, for the purposes of this Deed, be deemed to be references to this Security and references to mortgaged land in any provision of the Property Ordinance shall, for the purposes of this Deed, be deemed to be references to the Security Assets.

(f)

If the Security Agent considers that an amount paid to a Secured Party under or in connection with a Finance Document is capable of being avoided or otherwise set aside on the liquidation of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(g)	Unless the context otherwise requires, a reference to a Security Asset includes:
(i)	any part of that Security Asset; and
(ii)	the proceeds of any disposal of that Security Asset.

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1.3	Third party rights
(a)

Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong), to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.
(c)

Any Secured Party that is not a Party may enforce and enjoy the benefit of any Clause which expressly confers rights on it, subject to paragraph (b) above and the provisions of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong).

(d)	The Trustee Ordinance (Cap.29 of the Laws of Hong Kong) shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Deed.
2.	Creation of Security
2.1	General
(a)	All the security created under this Deed:
(i)	is created in favour of the Security Agent for itself and on trust for the Secured Parties;
(ii)	is created over all present and future Security Assets of the Borrower;
(iii)	is created by the Borrower as the beneficial owner of the Security Assets; and
(iv)	is continuing security for the payment, discharge and performance of all the Secured Liabilities.
(b)

If the rights of the Borrower under a document or in respect of any other asset cannot be secured without the consent of a party to that document or any relevant third party in respect of such other asset or without the satisfaction of some other condition:

(i)	the Borrower must notify the Security Agent promptly;
(ii)

this Security will constitute security over all proceeds and other amounts which the Borrower may receive, or has received, under that document or in respect of that other asset, but will exclude the Borrower's other rights under the document or that other asset until the Borrower obtains the required consent or, if applicable, satisfies the relevant condition;

(iii)	unless the Security Agent otherwise requires, the Borrower must use its reasonable endeavours to obtain the required consent or satisfy the relevant condition; and
(iv)	if the Borrower obtains the required consent or satisfies the relevant condition:
(A)	the Borrower must notify the Security Agent promptly; and
(B)	all the Borrower's rights under the document or relevant asset will immediately be secured in accordance with this Deed.

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(c)	The fact that no or incomplete details of any Security Asset are included in this Deed does not affect the validity or enforceability of this Security.
2.2	Accounts
(a)	The Borrower assigns absolutely, subject to a proviso for re-assignment on redemption, all of its rights in respect of all of its Accounts.
(b)	To the extent that they are not effectively assigned under paragraph (a) above, the Borrower charges by way of first fixed charge all of its rights in respect of all of its Accounts.
2.3	Floating charge
(a)

The Borrower charges by way of a first floating charge all of the Security Assets referred to in Clauses 2.2 (Accounts) not at any time otherwise effectively mortgaged, charged or assigned by way of fixed mortgage, charge or assignment under this Clause.

(b)

The Security Agent may by written notice to the Borrower convert the floating charge created by the Borrower under this Clause 2.3 into a fixed charge as regards to all or any of the Borrower's Security Assets specified in that notice, if:

(i)	an Event of Default is continuing;
(ii)	the Security Agent reasonably considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy; or
(iii)

the Borrower fails to comply, or takes or threatens to take any action which, in the reasonable opinion of the Security Agent, is likely to result in the Borrower failing to comply with its obligations under Clause 4 (Restrictions on dealings), and upon issue of such written notice by the Security Agent to the Borrower in respect of any Security Asset, the floating charge over that asset shall immediately crystallise and become a fixed charge.

(c)

The floating charge created under this Clause 2.3 will (in addition to the circumstances in which such a conversion will occur under general law) automatically convert into a fixed charge over all of the Borrower's Security Assets on the convening of any meeting of the members of the Borrower to consider a resolution to wind up the Borrower (or not to wind up the Borrower).

(d)

The giving by the Security Agent of a notice under paragraph (b) above in relation to any Security Asset will not be construed as a waiver or abandonment of the Security Agent's rights to give any other notice in respect of any other asset or of any other right of any other Secured Party under this Deed or any other Finance Document.

3.	Representations – General
3.1	Representations

The Borrower makes the representations and warranties set out in this Clause to each Secured Party.

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3.2	Finance Document representations

Each representation and warranty made by it in each other Finance Document is true and correct when made or repeated.

3.3	Registration requirements

It is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in any jurisdiction or any declarations, applications, registrations, notifications or report be made or that any stamp, registration, notarial or similar Taxes or fees be paid on, or in relation to, this Deed, the execution and delivery of, and performance of its obligations under, this Deed or the transactions contemplated by this Deed, except for the registration of this Deed with the Hong Kong Companies Registry and the payment of associated fees, which registration, filings and fees shall be made and paid after the date of this Deed and in any event prior to the time required to be made and paid in accordance with applicable law and pursuant to this Deed.

3.4	Nature of security

Subject to the Legal Reservations, this Deed creates the Security it purports to create and is not liable to be amended, avoided or otherwise set aside on its liquidation or otherwise.

3.5	Ranking of security

This Security has first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

3.6	Times for making representations
(a)	The representations and warranties set out in this Deed (including in this Clause) are made by the Borrower on the date of this Deed.
(b)

Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty under this Deed is deemed to be made by the Borrower by reference to the facts and circumstances then existing on each date during the Security Period.

4.	Restrictions on dealings

The Borrower must not sell, transfer, license, lease or otherwise dispose of any Security Asset, except as expressly allowed under this Deed or the Facility Agreement or with prior written consent of the Security Agent.

5.	Accounts
(a)	The Borrower represents and warrants to each Secured Party that there is no prohibition on assignment in or other restriction on the creation of security by the Borrower over any Account.
(b)

The Borrower must get in and realise its Accounts in the ordinary course of its business and hold the proceeds of the getting in and realisation (until payment into a Security Account in accordance with paragraph (c) below) on trust for the Security Agent.

(c)	The Borrower must promptly pay (and, in any event, within three Business Days of receipt) all the proceeds of the getting in and realisation of the Accounts into a Security Account.

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6.	When Security becomes enforceable
6.1	Event of Default

This Security will become immediately enforceable if an Event of Default is continuing. For the avoidance of doubt, the enforcement of the Security by the Security Agent in accordance with this Deed will not be prejudiced if an Event of Default ceases to be continuing after such enforcement.

6.2	Discretion

After this Security has become enforceable in accordance with Clause 6.1 (Event of Default), the Security Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as instructed in accordance with the Facility Agreement.

6.3	Power of sale
(a)

After this Security has become enforceable, the Security Agent may, without prior notice to the Borrower or prior Authorisation from any court or any other person, sell or otherwise dispose of all or any part of the Security Assets at the times, in the manner and on the terms it thinks fit.

(b)

The power of sale and other powers conferred (or deemed by this Deed to be conferred) by the Property Ordinance, as amended by this Deed, will be immediately exercisable at any time after this Security has become enforceable.

7.	Enforcement of Security
7.1	General

Paragraph 11 of the Fourth Schedule (Powers of Mortgagee & Receiver) to the Property Ordinance (and any similar provision under other laws) does not apply to this Security.

7.2	No liability as mortgagee in possession

Neither the Security Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

7.3	Privileges

Each Receiver and the Security Agent is entitled to all the rights, powers, privileges and immunities of mortgagees and receivers referred to in the Property Ordinance as if it were such a mortgagee or receiver (and so that the statutory power of sale shall be exercisable without regard to paragraph 11 of the Fourth Schedule (Powers of Mortgagee & Receiver) to the Property Ordinance).

7.4	Protection of third parties
(a)	No person (including a purchaser) dealing with the Security Agent or a Receiver or its or his agents will be concerned to enquire:
(i)	whether the Secured Liabilities have become payable;
(ii)	whether any power which the Security Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

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(iii)	whether any money remains due under the Finance Documents; or
(iv)	how any money paid to the Security Agent or to that Receiver is to be applied.
(b)	A person dealing with the Security Agent or with a Receiver is entitled to assume, unless it has actual knowledge to the contrary, that:
(i)	those persons have the power to do those things which they are purporting to do; and
(ii)	they are exercising their powers properly.
7.5	Redemption of prior mortgages
(a)	At any time after this Security has become enforceable pursuant to Clause 6.1 (Event of Default), the Security Agent may do any one or more of the following:
(i)	redeem any prior Security against any Security Asset; and
(ii)	procure the transfer of that Security to itself; and
(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Borrower.
(b)

The Borrower must immediately on demand pay to the Security Agent, the costs and expenses incurred by the Security Agent in connection with any such redemption or transfer, including the payment of any principal or interest.

7.6	Contingencies

If this Security is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Security Agent (or a Receiver) may pay the proceeds of any recoveries effected by it into a suspense account or any account selected by it.

8.	Receiver
8.1	Appointment of Receiver
(a)	The Security Agent may from time to time appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:
(i)	this Security has become enforceable pursuant to Clause 6.1 (Event of Default); or
(ii)	the Borrower so requests the Security Agent in writing at any time.
(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.
8.2	Removal

The Security Agent may by writing under its hand remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

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8.3	Remuneration

The Security Agent may fix the remuneration of any Receiver appointed by it. The Borrower alone shall be liable for the remuneration and all other costs, losses, liabilities and expenses of any Receiver.

8.4	Agent of the Borrower
(a)

A Receiver will be deemed to be the agent of the Borrower for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Property Ordinance.  The Borrower is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	The Security Agent will not incur any liability (either to the Borrower or to any other person) by reason of the appointment of a Receiver or for any other reason.
8.5	Relationship with Security Agent

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable pursuant to Clause 6.1 (Event of Default) be exercised by the Security Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

9.	Powers of Receiver
9.1	General
(a)

A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred (or deemed by this Deed to be conferred) on it by any law.  This includes all the rights, powers and discretions conferred on a receiver under the Property Ordinance.

(b)

If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing it states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

9.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset in any manner it thinks fit and, without prejudice to the foregoing, cause to be registered all or any part of the Security Assets in its own name or in the name of its nominee(s) or in the name of any purchaser(s) thereof.

9.3	Sale of Security Assets
(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which it thinks fit.
(b)

The consideration for any such transaction may consist of cash or non-cash consideration including debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which it thinks fit.

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9.4	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person relating in any way to any Security Asset.

9.5	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which it thinks fit.

9.6	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

9.7	Subsidiaries

A Receiver may form a Subsidiary of the Borrower and transfer to that Subsidiary any Security Asset.

9.8	Delegation

A Receiver may delegate its powers in accordance with this Deed.

9.9	Other powers

A Receiver may:

(a)

do all other acts and things which it may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which it would be capable of exercising if it were the absolute beneficial owner of that Security Asset; and
(c)	use the name of the Borrower for any of the above purposes.
10.	Application of proceeds
(a)

All amounts from time to time received or recovered by the Security Agent or any Receiver pursuant to the terms of this Deed or in connection with the realisation or enforcement of all or any part of this Security will be held by the Security Agent and applied in accordance with Clause 25 (Application of Proceeds) of the Facility Agreement.

(b)	This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Secured Party to recover any shortfall from the Borrower.
11.	Expenses and indemnity

The Borrower must:

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(a)

within three (3) Business Days of demand pay to each Secured Party the amount of all costs and expenses for which the Borrower is liable in accordance with clause 16 (Costs and Expenses) of the Facility Agreement in connection with this Deed;

(b)	keep each Secured Party indemnified against any failure or delay in paying those costs or expenses; and
(c)

the obligations referred to in this Clause 11 are continuing and will survive the termination of or expiry of this Deed and remain binding on the Borrower notwithstanding the resignation or removal of the Security Agent.

12.	Delegation
12.1	Power of Attorney

The Security Agent or any Receiver may (at the costs of the Borrower), at any time, delegate by power of attorney or in any other manner to any person for any period, all or any right, power or discretion exercisable by it under this Deed.

12.2	Terms

Any such delegation may be made upon any terms and conditions consistent with, and not exceeding the scope provided by, this Deed (including power to sub-delegate) and subject to any restrictions which the Security Agent or any Receiver may think fit.

12.3	Liability

Neither the Security Agent nor any Receiver shall be bound to supervise or will have a duty to monitor or be in any way liable or responsible to the Borrower for any cost, damages, loss or liability arising as a result of any act, default, omission or misconduct on the part of any delegate or sub-delegate.

13.	Further assurances
13.1	Further assurances

The Borrower must promptly, at its own expense, take whatever action the Security Agent or a Receiver may require for:

(a)	creating, perfecting or protecting any security over any Security Asset; or
(b)

facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Security Agent or any Receiver or any of their respective delegates or sub-delegates in respect of any Security Asset.

The Borrower may, except if this Security has become enforceable, elect to exclude any Security Asset from the terms of this Clause 13, if such Security Asset may be excluded from the calculation of the Borrowing Base at such time without such exclusion resulting in an Excess Amount.

13.2	Registration at the Hong Kong Companies Registry

The Borrower must, at its own expense and within 30 days of the date of this Deed, effect registration of the particulars of this Deed at the Hong Kong Companies Registry under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong) and provide the Security Agent with a copy of the certificate of registration of charge issued by the Hong Kong Companies Registry.

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13.3	Action required

The action that may be required under Clause 13.1 (Further assurances) includes:

(a)	the execution of any transfer, conveyance, charge, mortgage, assignment or assurance in respect of any Security Asset, whether to the Security Agent, its nominee or any other person; and
(b)	the giving of any notice, order or direction and the making of any filing, registration or renewal, with respect to the Security Assets,

which, in any such case, the Security Agent may think expedient.

14.	Power of attorney

The Borrower, by way of security, irrevocably and severally appoints the Security Agent, each Receiver and any of their respective delegates and sub-delegates to be its attorney with the full power and authority of the Borrower, but only if this Security has become enforceable, to execute, deliver and perfect all deeds, instruments and other documents in its name and otherwise on its behalf and to do or cause to be done all acts and things, in each case, which may be required or which any attorney in its absolute discretion may deem necessary for carrying out any obligation of the Borrower under or pursuant to this Deed or generally for enabling the Security Agent or any Receiver to exercise the respective powers conferred on them under this Deed or by law.

Without limiting the foregoing, at any time after this Security has become enforceable, an attorney may do in the name of the Borrower and on its behalf everything necessary or expedient to:

(a)

to execute and deliver any documents or perform any act, matter or thing necessary to protect and enforce all the Security Agent's interest in the Security Assets and to execute and give any notice to any person (including an Account Debtor) of the Security Agent's interest in the Security Assets;

(b)	to institute, proceed with, defend or compromise any legal proceedings against or with any person in relation to any Security Asset;
(c)	to demand, collect and receive from any person (including an Account Debtor) any moneys payable, owing or due to the Borrower under or in relation to any Security Asset;
(d)	perform any other material act, matter or thing reasonably necessary or desirable to preserve or enforce the rights of the Security Agent in relation to any Security Asset; and
(e)

appoint one or more substitute attorneys to exercise one or more of the powers given to the attorney and to revoke any of those appointments and in this Clause “attorney" includes a substitute attorney appointed under this paragraph.

The Borrower ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

15.	Preservation of Security
15.1	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the

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basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, the liability of the Borrower under this Deed and this Security will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.2	Amendments to the Finance Documents
(a)	The Borrower acknowledges that the Finance Documents may from time to time be amended.
(b)	The Borrower confirms its intention that:
(i)	any amendment to a Finance Document is within the scope of the Secured Liabilities and this Security; and
(ii)	the Secured Liabilities and this Security extend to any amount payable by the Borrower under or in connection with a Finance Document as amended.
(c)	The Borrower agrees that the confirmations in paragraph (b) above apply regardless of:
(i)	why or how a Finance Document is amended (including the extent of the amendment and any change in or addition to the parties);
(ii)

whether any amount payable by the Borrower under or in connection with the amended Finance Document in any way relates to any amount that would or may have been payable had the amendment not taken place; and

(iii)

the extent to which the Borrower's liability under this Deed (whether present or future, actual or contingent), or any right it may have as a result of entering into or performing its obligations under this Deed, changes or may change as a result of the amendment.

15.3	Immediate recourse
(a)

The Borrower waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from the Borrower under this Deed.

(b)	This waiver applies irrespective of any law or provision of a Finance Document to the contrary.
15.4	Appropriations

Each Secured Party (or any trustee or agent on its behalf) may at any time during the Security Period:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Liabilities, or apply and enforce them in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and the Borrower will not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Borrower or on account of the Borrower's liability under this Deed.

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15.5	Additional security
(a)	This Security is in addition to and is not in any way prejudiced by any other security or guarantee now or subsequently held by any Secured Party.
(b)	No prior security held by any Secured Party (in its capacity as such or otherwise) over any Security Asset will merge into this Security.
16.	Miscellaneous
16.1	Continuing security

This Security is a continuing security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

16.2	Covenant to pay

The Borrower must pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

16.3	New Accounts
(a)

If any subsequent charge or other interest is prior to or pari passu with, or otherwise impairs, the Security created by this Deed in any Security Asset, a Secured Party may open a new account with the Borrower.

(b)

If that Secured Party does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)

As from that time all payments made to that Secured Party on account of the affected Security Asset will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability until the subsequent charge or other interest is no longer pior to or pari passu with, or no longer impairs, as applicable, the affected Security Asset, at which time all payments on account of the affected Security Asset shall be credited to, and shall reduce, the Secured Liabilities.

16.4	Waiver of conflicts

Each Party hereby irrevocably waives, in favour of the Security Agent, any conflict of interest which may arise by virtue of the Security Agent acting in various capacities under the Finance Documents or for other customers of the Security Agent.  Each of the Parties acknowledges that the Security Agent and its affiliates (together, the Agent Parties) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Parties hereto may regard as conflicting with its interests and may possess information (whether or not material to the Parties hereto) other than as a result of the Security Agent acting as security agent hereunder, that the Security Agent may not be entitled to share with any of the Parties hereto. Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Security Agent will not disclose confidential information obtained from any of the Parties hereto (without its consent) to any of the Security Agent’s other customers nor will it use on behalf of the Parties hereto any confidential information obtained from any other customer.  Without prejudice to the foregoing, each of the Parties hereto agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

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16.5	Sanctions

Notwithstanding anything else herein contained, the Security Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

16.6	Reference to the Facility Agreement

The parties agree that Clause 24 (Role of the Administrative Parties and the Reference Banks) of the Facility Agreement apply as if it was fully set out in this Deed except that any reference to the Facility Agreement shall be construed as references to this Deed.

17.	Release
(a)	At the end of the Security Period, the Security Agent must, at the request and cost of the Borrower, take whatever action is necessary to promptly release the Security Assets from this Security.
(b)

For the purpose of any release of a Security Asset from this Security, the execution of a document evidencing such release by the Security Agent shall be a good and valid release of that Security Asset from this Security without the need for any other Secured Party to be joined as a party thereto.

(c)

Any release in relation to the Borrower will be conditional upon no security or payment to the Security Agent by or on behalf of the Borrower being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and will in those circumstances be void.

18.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

19.	Notices
19.1	Communications in writing

Any communication to be made under or in connection with this Deed must be made in writing and, unless otherwise stated, may be made by fax, email or letter.

19.2	Addresses
(a)	The contact details of the Borrower for all notices in connection with this Deed are the same as those set out in the Facility Agreement for the Borrower.
(b)	The contact details of the Security Agent for all notices in connection with this Deed are the same as those set out in the Facility Agreement for the Security Agent.

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(c)	Any Party may change its contact details by giving five Business Days' notice to the other Party.
19.3	Delivery
(a)	Except as provided below, any communication made or delivered by one Party to another under or in connection with this Deed will only be effective:
(i)	if by way of fax, when received in legible form; or
(ii)	if by way of email, only when actually received in readable form; or
(iii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 19.2 (Addresses), if addressed to that department or officer.

(b)

Any communication to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)

Any communication or document which would otherwise become effective on a non-working day or after 5 p.m.in the place of receipt will be deemed only to become effective on the next working day in that place.

(d)	Any reference in this Deed to a communication being sent or received or a document being delivered shall be construed to include that communication or document being delivered by emails.
(e)	Promptly upon changing its address or fax number, the Security Agent shall notify the other Party.
19.4	English language
(a)	Any notice given under or in connection with this Deed must be in English.
(b)	All other documents provided under or in connection with this Deed must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Security Agent, accompanied by a certified English translation (at the Borrower’s expense) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document

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20.	Calculations and certificates
20.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Security Agent are prima facie evidence of the matters to which they relate.

20.2	Certificates and determinations

Any certification or determination by the Security Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.3	Day count conventions

Any interest, commission or fee accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

21.	Partial invalidity

If, at any time, any term of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

22.	Amendments and waivers

The Borrower agrees to any amendment or waiver allowed by clause 33 (Amendments and Waivers) of the Facility Agreement.

23.	Confidentiality

The Security Agent may disclose information in connection with this Deed in accordance with clause 34 (Confidential Information) of the Facility Agreement.

24.	Changes to the Parties
24.1	The Borrower

The Borrower must not assign any of its rights or transfer any of its rights or obligations under this Deed.

24.2	The Finance Parties

Any Finance Party may assign or otherwise dispose of all or any of its rights under this Deed in accordance with the provisions contained in the Facility Agreement.

25.	Counterparts

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

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26.	Governing Law

This Deed is governed by Hong Kong law.

27.	Enforcement
27.1	Jurisdiction
(a)

The Hong Kong courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) (a Dispute).

(b)	The Parties agree that the Hong Kong courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)	This Clause 27.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, to the extent allowed by law:
(i)	no Secured Party will be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction; and
(ii)	the Secured Parties may take concurrent proceedings in any number of jurisdictions.
27.2	Waiver of immunity

The Borrower irrevocably and unconditionally, to the extent permitted by applicable law:

(a)	agrees not to claim any immunity from:
(i)	proceedings brought by a Secured Party against it or any of its assets in relation to any Dispute under this Deed and to ensure that no such claim is made on its behalf;
(ii)	recognition or enforcement in any jurisdiction of any judgment or order given in relation to a Dispute and to ensure that no such claim is made on its behalf; or
(iii)	execution, attachment or other legal process in any jurisdiction against it or its assets in relation to a Dispute and to ensure that no such claim is made on its behalf;
(b)	submits to the jurisdiction of any court in relation to the recognition of any judgment or order given in relation to a Dispute;
(c)

consents generally to the enforcement in any jurisdiction of any judgment or order given in relation to a Dispute and the giving of any relief or the issue of any process in connection with those proceedings; and

(d)	waives all rights of immunity to which it or its revenues or assets may be entitled (irrespective of their use or intended use).

THIS DEED has been executed and delivered as a deed on the date stated at the beginning of this Deed.

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Signatories

Borrower

EXECUTED and DELIVERED as a deed by Diodes Hong Kong Limited	) ) ) ) ) ) ) ) ) )

/s/ Brett R. Whitmire

..........................................................
Name: Brett R. Whitmire

Title: Director

/s/ Chan Pui Sai

..........................................................
Name:  Chan Pui Sai

Title: Director

In the presence of:  /s/ Zechariah Feng

Witness's signature: ……………………………

Name: ……Zechariah Feng……….……………

Address: …4949 Hedgcoxe Road, Suite 200……

                   Plano, Texas 75024 USA

Address: Units 326-332 3/F Core Building 2
1 Science Park West Avenue
HK Science Park
Pak Shek Kok NT
Hong Kong

Fax: +852 22433998

Attention: Board of Directors

Security Agent

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

/s/ Kelly Ho

By:  Kelly Ho, Associate Director

Address: Level 24, HSBC Main Building, 1 Queen’s Road Central, Hong Kong

Fax: +852 3478 9198

Attention: Issuer Services